STOCK OPTION AGREEMENT
For Optionees Located Inside the United States

Granted to: participant name
Grant Date: grant date
Expiration Date: expiration date
Number of Shares: shares
Option Price per Share: grant price

This Stock Option Agreement (“Option”) is made between FLIR Systems, Inc., an Oregon corporation (“the Company”) and you, an employee or consultant of the Company or one of its Subsidiaries (“Optionee”).

The Company sponsors the FLIR Systems, Inc. 2011 Stock Incentive Plan (the “Plan”). The Plan governs the terms of this Option and controls in the event of any ambiguity. A copy of the Plan as amended can be found on the Company intranet or may be obtained by contacting the Company’s Human Resources Department. The terms and provisions of the Plan are incorporated herein by reference. By signing this Option, you acknowledge that you have obtained and reviewed a copy of the Plan. When used herein, the capitalized terms that are defined in the Plan shall have the meanings given to them in the Plan, including the term “Committee,” which means the Compensation Committee of the Company’s Board of Directors.

Your failure to execute this Agreement within 180 days of the Grant Date may result in its cancellation.

In recognition of the value of your contribution to the Company, you and the Company mutually covenant and agree as follows:

1.    Grant of Option. Subject to the terms and conditions of the Plan and this Option, the Company grants to you the option to purchase from the Company the above-stated number of shares of the Company’s Common Stock (“Shares”) at the Option Price per Share stated above. This Option is not intended to qualify as an incentive stock option within the meaning of section 422 of the Code.

2.Vesting of Shares. The Shares subject to this Option shall vest as follows: one-third on first anniversary of the Grant Date, one-third on the second anniversary of the Grant Date, and one-third on the third anniversary of the Grant Date. Once the Shares vest, you may exercise the Option by purchasing some or all of the vested Shares. When you exercise the Option and pay the Option Price and applicable withholding taxes, the Company shall issue and deliver a stock certificate for a corresponding number of Shares to you.

3.Method of Exercise. The manner of exercising this Option to purchase vested Shares and the method for paying the applicable Option Price shall be as set forth in Section 2.1(c) of the Plan and as allowed by the Plan Committee. Any applicable withholding taxes must also be paid by you in accordance with Section 5.5 of the Plan. Shares issued upon exercise of the Option shall be issued solely in your name. The right to purchase Shares pursuant to the Option shall be cumulative so that when the right to purchase an additional installment of Shares has vested pursuant to the above-stated vesting schedule, such Shares or any part thereof may be purchased thereafter until the expiration of the Option.

4.Termination of Service. Upon your death or the termination of your continuous service from the Company and its Subsidiaries as an employee or a consultant due to a Qualifying Disability, any unvested portion of this Option shall immediately vest. Upon termination of your continuous service from the Company and its Subsidiaries as an employee or a consultant for any reason other than death or a Qualifying Disability, and subject to the provisions of this section 4, no additional Shares will vest. For purposes of this Option, a “Qualifying Disability” shall mean a Disability, as defined below, which the Committee determines is expected to prevent you from thereafter engaging in any gainful employment. For purposes of this Option, a “Disability” shall mean a total and permanent disability as defined in section 22(e)(3) of the Code. The determination of whether a Disability is a Qualifying Disability shall be made by the Committee in its sole discretion, and such determination shall be final. Upon termination of your continuous service for any reason, the vested portion of this Option shall expire on the earlier of the Expiration Date as stated above or the following cancellation date, depending on the reason for termination:

Reason for Termination     Cancellation Date
Death or Disability         12 months from termination date
Qualified Retirement        36 months from termination date
All other terminations         3 months from termination date

For the purpose of this Option, a Qualified Retirement is a voluntary termination of service by an employee or consultant who, on the effective date of the termination, is at least 60 years of age and has worked for the Company or one of its Subsidiaries for the preceding five (5) years.

5.Rights as a Shareholder. You shall have no rights as a shareholder with respect to any Shares covered by this Option until the date on which a stock certificate is issued or you acquire such Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date of issuance.

6.Nontransferability of the Option. You shall have no right to assign or transfer rights under this Option except by will or the laws of descent and distribution. During your lifetime, this Option may be exercised only by you or, in the event of incompetence, by your legally appointed guardian.

7.Reservation of Company Rights. The existence of this Option shall not affect in any way the right or power of the Company or its shareholders to authorize any adjustments, recapitalizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or convertible into, or otherwise affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any corporate act or proceeding, whether of similar nature or character.

8.Limitations on Exercisability. In accordance with the terms of the Plan, the Company may limit or suspend the exercisability of this Option or the purchase or issuance of Shares thereunder. Any delay caused thereby shall in no way affect the termination of the Option.

9.Amendment or Termination of Plan. The Board of Directors may at any time amend, suspend or terminate the Plan; provided, however, that no amendment, suspension or termination of the Plan or the Option shall adversely affect the Option in any material way without your written consent.

10.No Effect on Employment Status. Nothing contained in this Option shall be construed to alter the at will nature of your employment, or to limit or restrict the right of the Company or any subsidiary to or to increase or decrease your compensation from the rate of compensation in existence at the time this Option is executed.

11.Notices. Notices hereunder shall be in writing. Notice to the Company may be delivered personally to the Company’s Human Resources Department or such other party as designated by the Company or mailed to its headquarters office. Notice to you may be delivered personally or mailed to you at your on the records of the Company.

12.Governing Law. This Option is governed by, and subject to, the laws of the State of Oregon, as provided in the Plan. For purposes of litigating any dispute that arises under this Award or the Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Oregon, and agree that such litigation shall be conducted in the appropriate state or federal courts of Oregon.

13.Electronic Delivery. the Company may, in its sole discretion, decide to deliver any documents related to the Option or to participation in the Plan or to future options that may be granted under the Plan by electronic means or to request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

14.Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

IN WITNESS WHEREOF, the parties hereto have executed this Option to be effective as of the Grant Date stated above.

FLIR SYSTEMS, INC.                                OPTIONEE

/s/ ANDREW C TEICH
Andrew C Teich                                            Name
President and Chief Executive Officer            Signed Electronically